Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-109390 pertaining to the BakBone Software Incorporated 2002 Stock Option Plan and the BakBone Software Incorporated 2003 Equity Incentive Plan of our report dated June 24, 2010, with respect to the consolidated financial statements of Bakbone Software Incorporated appearing in this Annual Report (Form 10-K) for the year ended March 31, 2010.

/s/ MAYER HOFFMAN MCCANN P.C.

San Diego, California

June 24, 2010